UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2022

EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)

(614) 474-4001

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	EXPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 23, 2022, Express, Inc. (the “Company”) and certain of its subsidiaries amended its (i) existing $140 million Senior Secured Asset-Based Term Loan Credit Facility (as amended, the “Amended Term Loan Facility”) and (ii) existing $250 million Senior Secured Asset-Based Revolving Credit Facility (as amended, the “Amended Revolving Credit Facility”). The Amended Term Loan Facility refinanced the $90 million “first in, last out” term loan facility (the “FILO Term Loan”) and $50 million delayed draw term loan facility (the “DDTL”; together with the FILO Term Loans, the “Existing FILO Loans”), each previously scheduled to mature on May 24, 2024, with a new $90 million “first in, last out” term loan facility (the “Amendment FILO Term Loan”). The Amended Revolving Credit Facility increased the maximum revolver amount by $40 million to $290 million. Funding of the Amendment FILO Term Loan administered under the Amended Term Loan Facility and the applicable loans administered under the Amended Revolving Credit Facility occurred on November 28, 2022. Additional details regarding the Amended Term Loan Facility and the Amended Revolving Credit Facility are set forth below.

Amended Term Loan Facility

On November 23, 2022 (the “Signing Date”), the Company, Express Topco LLC (“Express Topco”), Express Holding, LLC (“Express Holding”), Express, LLC (the “Borrower”), Express GC, LLC (“Express GC”), Express Finance Corp. (“Express Finance”), Express Fashion Logistics, LLC (“Express Fashion”) and Express Fashion Operations, LLC (together with Express Holding, the Borrower, Express GC, Express Finance and Express Fashion, the “Loan Parties”), each (other than the Company) a direct or indirect, wholly-owned subsidiary of the Company, entered into the First Amendment to Asset-Based Term Loan Agreement and First Amendment to Security Agreement, among the Loan Parties, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and collateral agent, and the other lenders named therein. The Amended Term Loan Facility is a senior secured obligation that ranks equally with the Loan Parties’ other senior secured obligations.

The Amended Term Loan Facility (i) refinanced the outstanding principal balance of the Existing FILO Loans with the Amendment FILO Term Loan and (ii) modified the interest rate and maturity date of the Existing FILO Loans. The previous maturity date of the Existing FILO Loans of May 24, 2024 was extended by the Amended Term Loan Facility to the earlier of November 26, 2027 or the maturity date of the Amended Revolving Credit Facility. Additionally, the Amended Term Loan Facility replaced the London Interbank Offered Rate (“LIBOR”) as the interest rate benchmark with the Secured Overnight Financing Rate (“SOFR”) interest rate benchmark.

Amounts borrowed under the Amended Term Loan Facility will bear interest at a variable rate indexed to SOFR plus 7.50% per annum. Amounts borrowed under the Amended Term Loan Facility will now be repaid in quarterly installments, commencing with the fiscal quarter beginning on or about January 29, 2023 in the principal amount of (i) $2,250,000, for each such installment payable on or prior to the first date after the effectiveness of the Amended Term Loan Facility as of which a mandatory prepayment of the Amendment FILO Term Loan has been made pursuant to mandatory prepayments in connection with amounts related to the Coronavirus Aid, Relief, and Economic Security Act proceeds and (ii) $1,125,000, for each such installment payable thereafter. Voluntary prepayments under the Amended Term Loan Facility are permitted at any time upon proper notice and subject to minimum dollar amounts and, in certain instances, a prepayment fee. The Borrower is also obligated to pay other customary closing fees, arrangement fees and administration fees for a credit facility of this size and type.

Amended Revolving Credit Facility

On the Signing Date, the Loan Parties entered into the Third Amendment to Second Amended and Restated Asset-Based Loan Credit Agreement and First Amendment to Second Amended and Restated Security Agreement, among the Loan Parties, the lenders party thereto, Wells Fargo, as administrative agent and collateral agent, and Bank of America. The Amended Revolving Credit Facility amends the Loan Parties’ existing asset-based revolving credit facility, which was previously scheduled to expire on May 24, 2024. The maturity date was extended by the Amended Revolving Credit Facility to the earlier of November 26, 2027 or the maturity date of the Amended Term Loan Facility.

Under the Amended Revolving Credit Facility the maximum borrowing amount was increased by $40 million to $290 million. Additionally, the Amended Revolving Credit Facility replaces LIBOR as the interest rate benchmark with SOFR.

Amounts borrowed under the Amended Revolving Credit Facility will bear interest at a variable rate indexed to SOFR plus a pricing margin ranging from 1.60% to 1.85% per annum, as determined in accordance with the provisions of the Amended Revolving Credit Facility based on average daily excess availability, as of any date of determination, for the most recently ended fiscal quarter.

The unused line fee payable under the Amended Revolving Credit Facility is 0.25% per annum regardless of the average daily excess availability, payable in arrears monthly on the first day of each calendar month. The Borrower is also obligated to pay other customary closing fees, arrangement fees, administration fees and letter of credit fees for a credit facility of this size and type.

At any time that borrowings remain outstanding under the Amended Term Loan Facility, the Amended Revolving Credit Facility requires the Borrower to maintain minimum excess availability of at least the greater of (i) $30 million or (ii) 10% of the sum of (x) Amended Revolving Credit Facility loan cap (calculated without giving effect to any term pushdown reserve) plus (y) the lesser of (A) the outstanding principal balance under the Amended Term Loan Facility and (B) the Amended Term Loan Facility borrowing base. From and after the repayment and discharge of the Amended Term Loan Facility, at any time the excess availability is less than the greater of (i) $30 million or (ii) 10% of the Amended Revolving Credit Facility loan cap, and until the excess availability exceeds such amount for thirty consecutive days, the Borrower is required to maintain a fixed charge coverage ratio (as further described in the Amended Revolving Credit Facility) of at least 1.00:1.00, calculated as of the last day of each fiscal quarter (as further described in the Amended Revolving Credit Facility).

As of November 25, 2022, there were approximately $165.4 million in outstanding revolving borrowings under the Amended Revolving Credit Facility and approximately $59.9 million remained available for borrowing under the Amended Revolving Credit Facility after giving effect to outstanding letters of credit in the amount of $24.6 million and subject to certain borrowing base limitations.

The descriptions of the Amended Term Loan Facility and the Amended Revolving Credit Facility in this Current Report on Form 8-K are qualified in their entirety by reference to the complete text of the First Amendment to Asset-Based Term Loan Credit Agreement and First Amendment to Security Agreement and the Third Amendment to Second Amended and Restated Asset-Based Loan Credit Agreement and First Amendment to Second Amended and Restated Security Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the Amended Term Loan Facility and the Amended Revolving Credit Facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1*	First Amendment to Asset-Based Term Loan Agreement and First Amendment to Security Agreement, dated November 23, 2022.

10.2*	Third Amendment to Second Amended and Restated Asset-Based Loan Credit Agreement and First Amendment to Second Amended and Restated Security Agreement, dated November 23, 2022.

99.1	Press Release of Express, Inc., dated November 28, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*	Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2022	EXPRESS, INC.

	By:	/s/ Jason Judd
	Name:	Jason Judd
	Title:	Senior Vice President, Chief Financial Officer
and Treasurer